SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)            October 28, 1998
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                            ENSEC INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



          Florida                    0-21361                  65-0654330
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(State or other jurisdiction     (Commission File            (IRS Employer
       or incorporation)              Number)             Identification No.)



                 1 World Trade Center, Suite 3357, New York, New
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     York 10048 (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (212) 524-0600
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events

                  On October 28, 1998, Ensec International, Inc. ("Ensec") and Sentech International, Inc. ("Sentech") entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides, among other things, that upon the terms and subject to the conditions thereof, each of Ensec and Sentech shall merge into wholly-owned subsidiaries of Sensec International, Inc. ("Sensec"), a newly formed Delaware corporation. Ensec and Sentech will be the surviving subsidiary corporations in the merger transactions.

                  In the merger each outstanding share of common stock (the "Shares") of Ensec (other than shares held by holders exercising decanters rights under applicable laws) will be converted into the right to receive
0.2180149 shares of Sensec. After completion of the merger, the Ensec shareholders will own 1,425,000 shares of Sensec and the Sentech shareholders will own 950,000 shares of Sensec.

                  The closing of the Agreement is subject to, among other things, approval by Sentech and Ensec shareholders and the obtaining of fairness opinions by both Ensec and Sentech.

                  The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full text of such Agreement, a copy of which is filed hereto.

Item 7.  Financial Statements Pro Forma Financial Information Exhibits

                  99.1 Agreement and Plan of Merger between Sensec International, Inc., Ensec Acquisition Corporation, Ensec International, Inc., Sentech Acquisition Corporation and Sentech EAS Corporation dated October 28, 1998.

                  99.2 Press Release dated November 2, 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.

                                                ENSEC INTERNATIONAL, INC.


                                                By:____________________________
                                                    Charles Finkel
                                                    Chairman of the Board and
                                                    Chief Executive Officer

Dated November 6, 1998.

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